SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                July 15, 2004
              Date of Report (Date of earliest event reported)


                       Good Buddy's Coffee Express, Inc.
          (Exact name of registrant as specified in its charter)



                                   Florida
             (State or other jurisdiction of incorporation)


        000-50639                                         22-3880440
 (Commission File Number)                    (IRS Employer Identification No.)


		7 Richmond Lane, Blythewood, South Carolina 29016
                     (address of principal executive offices)


                                (803) 920-4620
              (Registrant's telephone number, including area code)

        (Former name and former address, if changed since last report.)


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Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) Robert C. Seiwell, Jr., CPA ("Seiwell") resigned as the independent auditor for the Company on July 15, 2004 2004 because he ceased performing SEC audits.

(ii) Seiwell's reports on the financial statements of the Company for the fiscal year ended December 31, 2003, for the period from February 1, 2002 (inception) through December 31, 2002 and for the period from February 1, 2002 (inception) through December 31, 2003 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that there was an explanatory paragraph relating to our ability to continue as a going concern.

(iii) The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal year ended December 31, 2003, for the period from February 1, 2002 (inception) through December 31, 2002 and for the period from January 1, 2004 through July 15, 2004 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and Seiwell, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Seiwell would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(v) During the fiscal year ended December 31 2003, for the period from February 1, 2002 (inception) through December 31, 2002 and for the period from January 1, 2004 through July 15, 2004 (the date the relationship ended with the former accountant), the Company has not been advised of any matters described in Regulation S-B, Item
304(a)(1)(B).

(b) New Independent Accountants.

(i) The Company engaged Siegelaub Lieberman & Associates, P.A., 2801 North University Drive, Suite 301, Coral Springs, Florida 33065 ("Siegelaub"), as its new independent accountants as of July 29, 2004, Prior to such date the Company did not consult with Siegelaub regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Siegelaub, or (iii) any other matter that was subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 7.  Financial Statements and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Letter from Robert C. Seiwell, Jr., CPA


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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: October 12, 2004
Good Buddy's Coffee Express, Inc.



By: /s/ Scott Massey
   ---------------------
	Scott Massey
	President




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